Exhibit 99.1

OMNIQ ANNOUNCES THE ACQUISITION OF CODEBLOCKS LTD A LEADING FINTECH SOFTWARE DEVELOPER

The acquisition augments omniQ’s existing fintech presence in self-service kiosks, credit card payment systems, and point-of-sale technologies.

●	With over 25,000 payment devices and hardware installations, omniQ is now poised to replace licensed software with CodeBlocks cutting-edge platforms.
●	CodeBlocks proprietary software powers financial technology for major industry players.
●	The solutions enable advanced features, software-as-a-service delivery, and higher margins compared to licensed software alternatives.

SALT LAKE CITY, February 5, 2024, — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, announced today that its wholly owned subsidiary acquired CodeBlocks Ltd (CodeBlocks) a leading Fintech software company with over 80,000 deployments.

OmniQ, acquired CodeBlocks in exchange for NIS 4,666,664 (approximately US $ 1,275,044 based on today’s exchange rate). The consideration is payable in seven equal installments with the final payment due on January 11, 2025. The purchase Agreement closed on February 1, 2024.

Shai Lustgarten, CEO, of omniQ commented “We are excited to welcome the CodeBlocks scientists to our team as we see the Fintech market as a significant growth engine and profit generator for omniQ. We will enjoy immediate cost savings by utilizing CodeBlocks technology, replacing historical licensing fees. In addition, as we integrate our proprietary software, we believe that we will have the opportunity to capture a bigger market share as well as introduce our solution to the US and other markets globally.”

Erez Attia CEO of CodeBlocks commented: “Following years of successfully developing our proprietary Fintech software, we are excited to join forces with a strong team and a dynamic company like ominQ in order to provide innovative solutions to the modern Fintech market.”

About OMNIQ Corp:

omniQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $67.1 billion by 2028, and the smart parking market, forecasted to grow to $16.4 billion by 2030 and the fast-casual restaurant sector expected to reach $209 billion by 2027.

The technology and services provided by OMNIQ help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@omniq.com